Exhibit 5.1

November 30, 2018

Board of Directors

Home BancShares, Inc.

719 Harkrider, Suite 100

Conway, Arkansas 72032

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Home BancShares, Inc., an Arkansas corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), of a shelf Registration Statement on Form S-3 (the “Registration Statement”). The Registration Statement is being filed on the date hereof for the registration under the Securities Act of the following securities (the “Securities”), to be offered and sold from time to time in one or more offerings by the Company, as more fully described in the Registration Statement:

i.	common stock, par value $0.01 per share, of the Company;
ii.	preferred stock, par value $0.01 per share, of the Company;
iii.	rights of the Company;
iv.	warrants of the Company; and
v.	one or more series of unsecured subordinated debt securities of the Company.

This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

In so acting we have examined originals, or copies certified or otherwise identified to our satisfaction, of (i) an executed copy of the Registration Statement on Form S-3, including the prospectus filed therewith constituting a part of the Registration Statement and the exhibits to the Registration Statement; (ii) those exhibits that have been incorporated by reference into the Registration Statement; (iii) the Restated Articles of Incorporation of the Company, as amended (the “Articles”); (iv) the Restated Bylaws of the Company (the “Bylaws”); (v) certain resolutions adopted by the Company’s Board of Directors with respect to the registration of the Securities; and (vi) such other documents, records, certificates and other instruments as in our judgment are necessary or appropriate for purposes of this opinion. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies.

MITCHELL, WILLIAMS, SELIG, GATES & WOODYARD, P.L.L.C. | ATTORNEYS AT LAW

MITCHELLWILLIAMSLAW.COM

Board of Directors

Home BancShares, Inc.

November 30, 2018

We have assumed that (i) the Securities to be offered by the Company will have been specifically authorized for issuance by the Company’s Board of Directors in conformity with the requirements of applicable law and the Company’s Articles and Bylaws; (ii) any Securities issuable upon conversion, exchange, or exercise of any Securities being offered will have been duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise; (iii) the Registration Statement will have been deemed effective upon filing with the SEC or will have been otherwise declared effective by an appropriate order entered by the SEC; (iv) a prospectus supplement describing the Securities offered thereby will have been prepared and filed in accordance with the requirements of the Securities Act and the rules and regulations of the SEC; (v) all Securities will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the applicable prospectus supplement; (vi) a definitive purchase, underwriting or similar agreement with respect to the Securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vii) the Securities will be duly signed, countersigned and authenticated by authorized persons, as required by applicable agreements and indentures; (viii) the issuance and sale of the Securities, and the Company’s performance of any related agreements, will not contravene or violate the Company’s Articles or Bylaws, violate any applicable law, rule or regulation, or result in a default under or breach of any agreement or instrument binding upon the Company; and (ix) any legally required filings with, or consents, approvals, authorizations and other orders of, the SEC and any court, regulatory authority or other governmental body having jurisdiction over the Company will have been made or obtained, as applicable, and the Company will comply with any requirements or restrictions imposed thereby.

With respect to the issuance and sale of any shares of common or preferred stock, we have assumed that (i) a sufficient number of shares of common or preferred stock, as applicable, are authorized and reserved or available for issuance; and (ii) that the consideration for the issuance and sale of such shares of common or preferred stock will consist of money paid, labor done or property actually received, as approved by the Board of Directors of the Company or a committee thereof, and that such consideration will be no less than the par value of such stock.

With respect to the issuance and sale of any rights, warrants or series of debt securities, we have assumed that (i) the terms of such Securities and of their issuance and sale, and any agreements and other matters relating to such Securities, will have been duly authorized by all necessary corporate action of the Company; (ii) any agreements applicable to such Securities will have been validly executed and delivered by the parties thereto; and (iii) such Securities will have been duly executed, authenticated and delivered in accordance with any applicable agreements. With respect to the issuance and sale of any series of debt securities, we have further assumed that (i) an indenture in the form of Exhibit 4.19 to the Registration Statement will have been duly executed and delivered on behalf of the Company and a trustee qualified to act as such under applicable law and such indenture will have been duly qualified under the Trust

Board of Directors

Home BancShares, Inc.

November 30, 2018

Indenture Act of 1939, as amended (the “TIA”); (ii) a supplemental indenture applicable to such series of debt securities will have been duly authorized by all necessary corporate action of the Company and the trustee, duly executed and delivered on behalf of the Company and the trustee, and duly qualified under the TIA; and (iii) the debt securities of such series will have been duly executed by the Company and authenticated by the trustee in accordance with the indenture and the applicable supplemental indenture.

Based upon, subject to and limited by the foregoing and the other limitations, qualifications and assumptions herein, we are of the opinion that:

1.    With respect to any shares of common stock or preferred stock, such shares of common stock or preferred stock will, when issued and sold as contemplated in the Registration Statement and any applicable prospectus supplement thereto, be validly issued, fully paid and nonassessable.

2.    With respect to any rights, such rights will, when and issued and sold as contemplated in the Registration Statement and any applicable prospectus supplement thereto, constitute valid and binding obligations of the Company.

3.    With respect to any warrants, such warrants will, when issued and sold as contemplated in the Registration Statement and any applicable prospectus supplement thereto, constitute valid and binding obligations of the Company.

4.    With respect to any series of debt securities, such debt securities when issued and sold as contemplated in the Registration Statement and any applicable prospectus supplement thereto, constitute valid and binding obligations of the Company.

This opinion letter is based as to matters of law solely on the laws of the State of Arkansas and the federal laws of the United States. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.

Our opinions are subject to bankruptcy, insolvency, reorganization, rehabilitation, moratorium, fraudulent conveyance, marshalling, and other laws relating to or affecting creditors’ rights and remedies generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

This opinion letter represents the reasoned judgment of Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C., as to certain matters of law based upon facts presented to us or assumed by us and should not be considered or construed as a guaranty. It has been prepared solely for your use in connection with the filing of the Registration Statement, and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

Board of Directors

Home BancShares, Inc.

November 30, 2018

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C.

MITCHELL, WILLIAMS, SELIG, GATES & WOODYARD, P.L.L.C.